Granite Point Mortgage Trust Inc. Reports
Fourth Quarter and Full Year 2019 Financial Results
Announces Process to Internalize Management Function

NEW YORK, March 2, 2020 – Granite Point Mortgage Trust Inc. (NYSE: GPMT) today announced its financial results for the quarter and full year ended December 31, 2019, and provided an update on its activities subsequent to quarter-end. A presentation containing fourth quarter 2019 highlights and activity post quarter-end can be viewed at www.gpmtreit.com.

Fourth Quarter 2019 Highlights

•	Generated GAAP net income of $17.7 million, or $0.32 per basic share, and Core Earnings(1) of $18.7 million, or $0.34 per basic share.

•
Closed 11 new loan commitments of $670.9 million, with an average loan size of $61.0 million, initial fundings of $516.3 million, a weighted average stabilized LTV of 67%(2), and a weighted average yield of LIBOR + 3.49%(3).

•	Funded an additional $86.3 million on existing loan commitments and received prepayments and principal amortization of $302.8 million.

•	Current portfolio principal balance of $4.3 billion that is over 98% floating rate and comprised of over 98% senior loans with a weighted average stabilized LTV of 64%(2).

•	Declared and paid a dividend of $0.42 per common share. Book value was $18.58 per common share as of December 31, 2019.

2019 Highlights

•	Generated GAAP net income of $70.1 million; Core Earnings(1) of $74.6 million, an increase of $8.3 million, or 13% as compared to 2018.

•
Committed a total of $2.0 billion to 45 new loan investments, an increase of 27% over 2018 originations volume. Funded over $1.8 billion in total loan balances including $237.6 million for prior commitments.

•	Grew our portfolio's total commitments to over $5.0 billion, an increase of approximately $1.2 billion, or 31%, from 2018. Outstanding principal balance increased to $4.3 billion, or 33%, from 2018.

•
Improved the profile of our liabilities by increasing our non-mark-to-market financing through the issuance of our second CRE CLO, and by establishing a new financing facility with favorable structure and terms. Additionally, realized lower financing costs on the overall portfolio.

•	Extended the maturities, modified financial covenants, increased the overall borrowing capacity and renegotiated various other terms of our financing facilities.

•	Increased our equity capital base by 23% from 2018, growing the company's scale and market presence by raising over $207 million in total net proceeds through various capital markets activities.

Activity Post Quarter-End

•	Generated a pipeline of senior CRE loans, with total commitments of $200 million and initial fundings of $125 million, which have either closed or are in the closing process, subject to fallout.

•	Funded $120 million of loan balances, including prior commitments, and received $46.7 million of prepayments so far in Q1 2020.

•	Extended the maturity of the Citi financing facility to 2023 and increased its borrowing capacity to $500 million.

Jack Taylor, Granite Point’s President and Chief Executive Officer, stated: “Granite Point had a great 2019 highlighted by $2.0 billion in originations volume, continued growth of our business and further expansion of our platform’s brand recognition in the market. The record fourth quarter originations of over $670 million and fundings of over $600 million significantly contributed to our over 30% year-over-year portfolio growth. We also expanded our financing capacity, realized lower financing costs and further improved the profile of our liabilities by issuing our second CRE CLO, which provided us with additional matched-term, non-recourse and non-mark-to-market funding at attractive terms. We continue to emphasize strong loan underwriting and structuring discipline, and protecting our stockholders’ capital, and have not realized any loan credit losses since inception of our business.  We are excited about the future of our business, we are confident that the franchise value our team has built will accrue to the benefit of our stockholders over time.”

Process to Internalize Management Function
Granite Point today also announced it has agreed to a process with its external manager, Pine River Capital Management L.P. (“Pine River”), to internalize the Company’s management function.

A committee of Granite Point’s Board of Directors comprising its independent members (the “Independent Committee”) has been negotiating the internalization on behalf of the Company, and has retained independent advisors. In connection with the completion of the internalization, the Company expects to continue to be managed by its strong senior management team along with other personnel providing services to Granite Point, who are currently employed by Pine River, and to whom the Independent Committee expects to extend offers of employment.

Details are expected to be announced once finalized in several months, and a final agreement and definitive documentation are expected to be delivered and executed at that time. Until that time, the Company does not undertake any obligation to provide updates with respect to this process. There can be no assurance that the internalization will be consummated.

(1)
Core Earnings is a non-U.S. GAAP measure that we define as comprehensive income attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, realized and unrealized gains or losses on the aggregate portfolio and non-cash compensation expense related to restricted common stock). We believe the presentation of Core Earnings provides investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs. Please see page 7 for a reconciliation of GAAP to non-GAAP financial information.

(2)
Stabilized loan-to-value ratio (LTV) is calculated as the fully funded loan amount (plus any financing that is pari passu with or senior to such loan), including all contractually provided for future fundings, divided by the as stabilized value (as determined in conformance with USPAP) set forth in the original appraisal. As stabilized value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies.

(3)	Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield.

Conference Call
Granite Point Mortgage Trust Inc. will host a conference call on March 3, 2020 at 10:00 a.m. ET to discuss fourth quarter and full year 2019 financial results and related information. To participate in the teleconference, approximately 10 minutes prior to the above start time, please call toll-free (833) 255-2835 (or (412) 902-6769 for international callers), and ask to be joined into the Granite Point Mortgage Trust Inc. call. You may also listen to the teleconference live via the Internet at www.gpmtreit.com, in the Investor Relations section under the Events & Presentations link. For those unable to attend, a telephone playback will be available beginning March 3, 2020 at 12:00 p.m. ET through April 3, 2020 at 12:00 a.m. ET. The playback can be accessed by calling (877) 344-7529 (or (412) 317-0088 for international callers) and providing the Access Code 10138035. The call will also be archived on the company’s website in the Investor Relations section under the Events & Presentations link.

Granite Point Mortgage Trust
Granite Point Mortgage Trust Inc., a Maryland corporation, is a real estate investment trust that is focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Granite Point is headquartered in New York, NY, and is externally managed by Pine River Capital Management L.P.  Additional information is available at www.gpmtreit.com.

Forward-Looking Statements
This release contains, in addition to historical information, certain forward-looking statements that are based on our current assumptions, expectations and projections about future performance and events. In particular, statements regarding future economic performance, finances, and expectations and objectives of management constitute forward-looking statements. Forward-looking statements are not historical in nature and can be identified by words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “anticipates,” “targets,” “goals,” “future,” “outlook,” “potential,” “continues,” “likely” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters.

Although the forward-looking statements contained in this press release are based upon information available at the time the statements are made and reflect the best judgment of our senior management, forward-looking statements inherently involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results. Important factors that could cause actual results to differ materially from expected results, including, among other things, those described in our filings with the Securities and Exchange Commission (“SEC”), including our annual report on Form 10-K for the year ended December 31, 2019, and any subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the general political, economic and competitive conditions in the markets in which we invest; defaults by borrowers in paying debt service on outstanding indebtedness and borrowers’ abilities to manage and stabilize properties; our ability to obtain financing arrangements on terms favorable to us or at all; the level and volatility of prevailing interest rates and credit spreads; reductions in the yield on our investments and an increase in the cost of our financing; general volatility of the securities markets in which we participate; the return or impact of current or future investments; allocation of investment opportunities to us by our Manager; increased competition from entities investing in our target asset investments; effects of hedging instruments on our target investments; changes in governmental regulations, tax law and rates, and similar matters; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes and our exclusion from registration under the Investment Company Act; availability of desirable investment opportunities; availability of qualified personnel and our relationship with our Manager; the time and cost of the process to internalize our management function; estimates relating to our ability to make distributions to our stockholders in the future; hurricanes, earthquakes and other natural disasters, acts of war and/or terrorism, public health crises and other events that may cause unanticipated and uninsured performance declines and/or losses to us or the owners and operators of the real estate securing our investments; deterioration in the performance of the properties securing our investments that may cause deterioration in the performance of our investments and, potentially, principal losses to us; and difficulty or delays in redeploying the proceeds from repayments of our existing investments. These forward-looking statements apply only as of the date of this press release. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations. You should, therefore, not rely on these forward-looking statements as predictions of future events.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying earnings presentation present non-GAAP financial measures, such as Core Earnings and Core Earnings per basic common share, that exclude certain items. Granite Point management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company’s core business operations, and uses these measures to gain a comparative understanding of the company’s operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 7 of this release.

Additional Information
Stockholders of Granite Point and other interested persons may find additional information regarding the company at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Granite Point Mortgage Trust Inc., 3 Bryant Park, 24th floor, New York, NY 10036, telephone (212) 364-5500.

Contact
Investors: Marcin Urbaszek, Chief Financial Officer, Granite Point Mortgage Trust Inc., (212) 364-5500, investors@gpmortgagetrust.com.

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GRANITE POINT MORTGAGE TRUST INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31, 2019	December 31, 2018
ASSETS
Loans held-for-investment	$4,226,212	$3,167,913
Available-for-sale securities, at fair value	12,830	12,606
Held-to-maturity securities	18,076	26,696
Cash and cash equivalents	80,281	91,700
Restricted cash	79,483	31,723
Accrued interest receivable	11,323	10,268
Deferred debt issuance costs	6,245	3,924
Prepaid expenses	883	1,055
Other assets	25,529	15,996
Total Assets	$4,460,862	$3,361,881
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$1,924,021	$1,500,543
Securitized debt obligations	1,041,044	654,263
Asset-specific financings	116,465	—
Revolving credit facilities	42,008	75,000
Convertible senior notes	269,634	268,138
Accrued interest payable	7,285	6,394
Unearned interest income	228	510
Dividends payable	23,063	18,346
Other liabilities	16,978	10,156
Total Liabilities	3,440,726	2,533,350
10% cumulative redeemable preferred stock, par value $0.01 per share; 50,000,000 shares authorized and 1,000 and 1,000 shares issued and outstanding, respectively	1,000	1,000
Stockholders’ Equity
Common stock, par value $0.01 per share; 450,000,000 shares authorized and 54,853,205 and 43,621,174 shares issued and outstanding, respectively	549	436
Additional paid-in capital	1,048,484	836,288
Accumulated other comprehensive income (loss)	32	(192)
Cumulative earnings	162,076	91,875
Cumulative distributions to stockholders	(192,005)	(100,876)
Total Stockholders’ Equity	1,019,136	827,531
Total Liabilities and Stockholders’ Equity	$4,460,862	$3,361,881

GRANITE POINT MORTGAGE TRUST INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Interest income:
Loans held-for-investment	$63,428	$51,708	$240,022	$179,284
Available-for-sale securities	294	309	1,221	1,160
Held-to-maturity securities	435	716	2,239	3,194
Cash and cash equivalents	547	101	2,775	242
Total interest income	64,704	52,834	246,257	183,880
Interest expense:
Repurchase agreements	19,163	17,000	67,632	62,432
Securitized debt obligations	10,935	7,092	46,815	17,660
Convertible senior notes	4,512	4,182	17,971	10,783
Asset-specific financings	1,174	—	2,891	—
Revolving credit facilities	491	276	1,673	648
Total interest expense	36,275	28,550	136,982	91,523
Net interest income	28,429	24,284	109,275	92,357
Other income:
Fee income	95	—	1,210	1,446
Total other income	95	—	1,210	1,446
Expenses:
Management fees	3,841	3,075	14,854	12,509
Incentive fees	—	—	244	—
Servicing expenses	999	628	3,670	2,196
General and administrative expenses	6,008	3,884	21,507	16,025
Total expenses	10,848	7,587	40,275	30,730
Income before income taxes	17,676	16,697	70,210	63,073
(Benefit from) provision for income taxes	—	—	(4)	(2)
Net income	17,676	16,697	70,214	63,075
Dividends on preferred stock	25	25	100	100
Net income attributable to common stockholders	$17,651	$16,672	$70,114	$62,975
Basic earnings per weighted average common share	$0.32	$0.38	$1.32	$1.45
Diluted earnings per weighted average common share	$0.32	$0.37	$1.32	$1.42
Dividends declared per common share	$0.42	$0.42	$1.68	$1.62
Weighted average number of shares of common stock outstanding:
Basic	54,853,205	43,502,583	53,087,395	43,445,384
Diluted	54,853,205	56,264,771	53,087,395	52,039,997
Comprehensive income:
Net income attributable to common stockholders	$17,651	$16,672	$70,114	$62,975
Other comprehensive (loss) income, net of tax:
Unrealized (loss) gain on available-for-sale securities	—	(224)	224	(192)
Other comprehensive (loss) income	—	(224)	224	(192)
Comprehensive income attributable to common stockholders	$17,651	$16,448	$70,338	$62,783

GRANITE POINT MORTGAGE TRUST INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)

	Three Months Ended December 31, 2019	Year Ended December 31, 2019
	(unaudited)	(unaudited)
Reconciliation of GAAP net income to Core Earnings:

GAAP Net Income	$17,651	$70,114
Adjustments for non-core earnings:
Non-cash equity compensation	1,087	4,436
Core Earnings(1)	$18,738	$74,550

Core Earnings per basic common share	$0.34	$1.40
Basic weighted average shares outstanding	54,853,205	53,087,395

(1)
Core Earnings is a non-U.S. GAAP measure that we define as comprehensive income attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, realized and unrealized gains or losses on the aggregate portfolio and non-cash compensation expense related to restricted common stock). We believe the presentation of Core Earnings provides investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs.